EXHIBIT 21



                           Subsidiaries of iCAD, Inc.

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                                                Jurisdiction of Incorporation/
            Name                                         Organization
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   Qualia Acquisition Corporation                          Delaware

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   CADx Systems, Inc.                                      Delaware

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   CADx Medical Systems Inc.                               Canada

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   CADx Systems Ltd.                                       Ireland

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   CADx Medical SARL                                       France
   A subsidiary of CADx Systems Ltd.

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